UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________________________

FORM 8-K
 _______________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016
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ENABLE MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)
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Delaware	1-36413	72-1252419
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Leadership Square
211 North Robinson Avenue
Suite 150
Oklahoma City, Oklahoma 73102
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (405) 525-7788
 _______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

As previously reported, Paul Weissgarber resigned from his position as Chief Commercial Officer of Enable GP, LLC (“Enable GP”), the general partner of Enable Midstream Partners, LP (the “Partnership”), on February 11, 2016. In connection with Mr. Weissgarber’s departure from Enable GP, Mr. Weissgarber and the Partnership agreed to negotiate a severance agreement that would include mutually acceptable compensation, non-solicitation and confidentiality provisions.

On March 1, 2016, Enable Midstream Services, LLC, a subsidiary of the Partnership, and Mr. Weissgarber entered into a severance agreement. The terms of the severance agreement provide for cash payments of (a) $345,000, which is equal to Mr. Weissgarber’s annual base salary, (b) $425,100, which represents the approximate value of (i) one-half the 45,230 restricted common units granted to Mr. Weissgarber at the time of his hire which were forfeited upon Mr. Weissgarber’s resignation, (ii) one-third of the target amount of the performance unit award received by Mr. Weissgarber under the Partnership’s long term incentive plan in 2015 which was forfeited upon Mr. Weissgarber’s resignation, and (iii) the short-term incentive award for which Mr. Weissgarber would have been eligible but for his resignation based upon the Partnership’s actual level of achievement of performance goals set for 2015 which are described in the Partnership’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2015 that was filed with the Securities and Exchange Commission on February 17, 2016, (c) $15,400, which represents the approximate value of the Partnership’s portion of COBRA coverage at active employee rates for one year and (d) $5,000 for outplacement services. The severance agreement also includes non-solicitation restrictions for established customers of the Partnership and its affiliates for six months, non-solicitation restrictions for employees and independent contractors of the Partnership and its affiliates for one year, and a waiver and general release of claims against the Partnership and its affiliates, as well as confidentiality and non-disparagement provisions. In accordance with federal law, Mr. Weissgarber is entitled to revoke his acceptance of the severance agreement within seven days of its execution. If Mr. Weissgarber revokes his acceptance, the severance agreement will be of no further force or effect, and Mr. Weissgarber will not be entitled to the benefits described above.

The foregoing description of the terms and conditions of the severance agreement is only a summary and is qualified in its entirety by the full text of such agreement, a copy of which, assuming Mr. Weissgarber does not revoke his acceptance, the Partnership expects to file as an exhibit to the Partnership’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enable Midstream Partners, LP

By:	Enable GP, LLC,
its general partner

By:	/s/ J. Brent Hagy
J. Brent Hagy
Vice President, Deputy General Counsel, Secretary and Chief Ethics & Compliance Officer

Date: March 4, 2016